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                                  EXHIBIT 24.5
                   AWARENESS LETTER OF CHARTERED ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
WASHINGTON DC USA 20549

RE:HOMESTAKE MINING COMPANY
    REGISTRATION ON FORM S-4

We are aware that our report dated 12 September 1995 on our review of interim financial information of Homestake Gold of Australia Limited for the half-year ended 30 June 1995 is included in Appendix I to this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

We also are aware that our report dated 12 September 1995 on our review of the differences between Australian and U.S. generally accepted accounting principles for Homestake Gold of Australia Limited for the periods ended 31 December 1993, 30 June 1994, 31 December 1994 and 30 June 1995, is included in Appendix K to this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          COOPERS & LYBRAND
                                          Chartered Accountants

Perth, Western Australia
14 September 1995

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